Exhibit (16)

STONE RIDGE TRUST

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Ross Stevens, Lauren Macioce and Maura Keselowsky, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, the Registration Statement on Form N-14 of Stone Ridge Trust (the “Trust”) relating to the merger of each “Target Fund” listed in the table below with and into the corresponding “Acquiring Fund” listed in the table below, each Target Fund and Acquiring Fund a series of the Trust, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

Target Fund		Acquiring Fund

LifeX 2064 Inflation-Protected Longevity Income ETF	→	LifeX 2065 Inflation-Protected Longevity Income ETF
LifeX 2063 Inflation-Protected Longevity Income ETF	→
LifeX 2062 Inflation-Protected Longevity Income ETF	→
LifeX 2061 Inflation-Protected Longevity Income ETF	→

LifeX 2059 Inflation-Protected Longevity Income ETF	→	LifeX 2060 Inflation-Protected Longevity Income ETF
LifeX 2058 Inflation-Protected Longevity Income ETF	→
LifeX 2057 Inflation-Protected Longevity Income ETF	→
LifeX 2056 Inflation-Protected Longevity Income ETF	→

LifeX 2054 Inflation-Protected Longevity Income ETF	→	LifeX 2055 Inflation-Protected Longevity Income ETF
LifeX 2053 Inflation-Protected Longevity Income ETF	→
LifeX 2052 Inflation-Protected Longevity Income ETF	→
LifeX 2051 Inflation-Protected Longevity Income ETF	→

LifeX 2049 Inflation-Protected Longevity Income ETF	→	LifeX 2050 Inflation-Protected Longevity Income ETF
LifeX 2048 Inflation-Protected Longevity Income ETF	→

LifeX 2064 Longevity Income ETF	→	LifeX 2065 Longevity Income ETF

Exhibit (16)

LifeX 2063 Longevity Income ETF	→
LifeX 2062 Longevity Income ETF	→
LifeX 2061 Longevity Income ETF	→

LifeX 2059 Longevity Income ETF	→	LifeX 2060 Longevity Income ETF
LifeX 2058 Longevity Income ETF	→
LifeX 2057 Longevity Income ETF	→
LifeX 2056 Longevity Income ETF	→

LifeX 2054 Longevity Income ETF	→	LifeX 2055 Longevity Income ETF
LifeX 2053 Longevity Income ETF	→
LifeX 2052 Longevity Income ETF	→
LifeX 2051 Longevity Income ETF	→

LifeX 2049 Longevity Income ETF	→	LifeX 2050 Longevity Income ETF
LifeX 2048 Longevity Income ETF	→

Exhibit (16)

/s/ Jeffrey Ekberg	July 22, 2025
Jeffery Ekberg	Date
Trustee

/s/ Daniel Charney	July 22, 2025
Daniel Charney	Date
Trustee

/s/ Ross Stevens	July 22, 2025
Ross Stevens	Date
Trustee, President, Chief Executive Officer and Principal Executive Officer

/s/ Lauren Macioce	July 22, 2025
Lauren Macioce	Date
Chief Compliance Officer, Secretary, Chief Legal Officer and Anti-Money Laundering Compliance Officer

/s/ Maura Keselowsky	July 22, 2025
Maura Keselowsky	Date
Treasurer, Principal Financial Officer, Chief Financial Officer and Chief Accounting Officer